                                                                   EXHIBIT 3.1

                                  AMENDED AND

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                          SAFEGUARD SCIENTIFICS, INC.

    The Articles of Incorporation of Safeguard Scientifics. Inc. are hereby amended and restated in their entirety to read as follows:

         1st The name of the corporation is

                SAFEGUARD SCIENTIFICS, INC.

         2nd The location and post office address of its registered office in this Commonwealth is 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087.

         3rd The purpose or purposes of the corporation are

To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law, including, without limitation thereto, the manufacture, purchase and sale of goods, wares and merchandise of every class and description.

         4th The term of its existence is perpetual.

         5th The aggregate number of shares which the corporation shall have authority to issue is 100,055,423 shares, divided into 100,000,000 shares of Common Stock, par value $.10 per share, and 55,423 shares of Preferred Stock, par value $l0.00 per share.

      Each share of Common and Preferred Stock shall be entitled to one vote per share at all meetings of shareholders.

      The Board of Directors shall have the power, by resolution, to issue from time to time, the kinds of shares herein authorized.

      The following is a statement in respect of the Preferred Stock:

                                PREFERRED SHARES

      The shares of Preferred Stock may by resolution of the Board of Directors, from time to time, be divided into and issued in one or more series, each of which series shall be designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of the respective series of Preferred Stock shall be identical except as to the following relative rights and preferences, in respect of any or all of which there may be variations between different series, namely, the rate of dividend, the right of redemption and the price at, and the terms and conditions on which shares may be redeemed, the amounts payable upon shares in event of voluntary or involuntary liquidation, sinking fund provisions for the redemption or purchase of shares, the right of conversion and the terms and conditions on which shares may be converted in the event the shares of any series of Preferred Stock are issued with the privilege of conversion. Different series of the Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes under the Pennsylvania
Business Corporation Law.

      Except as may be provided by the resolution establishing and designating such class or series, the Board of Directors is hereby authorized by resolution to increase or decrease the authorized number of shares of each class or series (but not below the number of shares thereof then outstanding).

         6th (a) Except as set forth in paragraph (d) of this Article 6th, the affirmative vote or consent in writing of the holders of 80% of the voting power of all of the shares of stock of the corporation entitled to vote in elections of directors shall be required:

               (i) for a merger or consolidation of this corporation or any subsidiary thereof with or into any other corporation, or

               (ii) for any sale or lease of all or any substantial part of the assets of this corporation or any subsidiary thereof to any other corporation, person or other entity, or

               (iii) for any sale or lease to this corporation or any subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $2,000,000) in exchange for voting securities (or securities convertible into voting securities or options, warrants, or rights to purchase voting securities or securities convertible into voting securities) of this corporation or any subsidiary by any other corporation, person or other entity, if, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon or consent thereto, such other corporation, person or other entity which is party to such a transaction is the beneficial owner, directly or indirectly, of 5% or more in number of shares of the outstanding shares of any class of or shares of stock of this corporation entitled to vote in elections of directors.

             (b) For purposes of this Article 6th, any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of this corporation,

               (i) which it owns directly, whether or not of record, or

               (ii) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable, or

               (iii) which are beneficially owned, directly (including shares deemed to be owned through application of clause (ii) above), by an "affiliate" or "associate" as those terms are defined herein, or

               (iv) which are beneficially owned, directly or indirectly, by any other corporation, person or entity (including any shares which such other corporation, person or entity has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable) with which it or its "affiliate" or "associate" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of stock of this corporation.

    For the purposes of this Article 6th, the outstanding shares of stock of this corporation shall include Convertible Preferred Stock, Series 10 issuable on the exchange of certificates of Safeguard Automotive Corporation common stock, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

    For the purpose of this Article 6th, the term "affiliate" shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such corporation, person or other entity. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, person or other entity, whether through the ownership of voting securities, by contract or otherwise.

    For the purpose of this Article 6th, the term "associate" shall mean (1) any corporation or organization (other than this corporation or a majority-owned subsidiary of this corporation) of which such corporation, person or other entity is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (2) any trust or other estate in which such corporation, person or other entity has a substantial beneficial interest or as to which such corporation, person or entity serves as a trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

             (c) The Board of Directors shall have the power and duty to determine for the purposes of this Article 6th on the basis of information known to the Board of Directors of this corporation, whether

               (i) such other corporation, person or other entity beneficially owns more than 5% in number of shares of the outstanding shares of any class of stock of this corporation entitled to vote in elections of directors,

               (ii) a corporation, person or other entity is an "affiliate" or "associate" (as defined in paragraph (b) above) of another, and

               (iii) the assets being acquired by this corporation, or any subsidiary thereof, have an aggregate fair market value of less than $2,000,000.

      Any such determination shall be conclusive and binding for all purposes of this Article 6th.

             (d) The provisions of this Article 6th shall not apply to any merger or other transaction referred to in this Article 6th with any corporation, person or other entity if (1) the Board of Directors of this corporation has approved a written agreement, memorandum of understanding, or letter of intent with such other corporation, person or other entity with respect to such transaction prior to the time that such other corporation, person or other entity shall have become a beneficial owner of more than 5% in number of shares of the outstanding shares of stock of any class of this corporation entitled to vote in elections of directors, or (2) if such transaction is otherwise approved by the Board of Directors of this corporation, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were fully elected and acting members of the Board of Directors prior to the time that such other corporation, person or other entity shall have become a beneficial owner of more than 5% in number of shares of the outstanding shares of stock of any class of this corporation entitled to vote in elections of directors. In addition, the provisions of this Article 6th shall not apply to any merger or other transaction referred to in this Article 6th with a subsidiary (which term shall mean a corporation of which a majority of the outstanding shares of stock entitled to vote in elections of directors is owned by this corporation directly, and/or indirectly through one or more subsidiaries).

             7th    The corporation reserves the right to amend, alter,
change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation. Notwithstanding any other provision of these Articles of Incorporation or the By-laws of this corporation (and in addition to any other vote that may be required by law, these Articles of Incorporation or the By-laws of this corporation), the affirmative vote of the holders of 80% of the voting power of al1 shares of stock of this corporation entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal Article 6th or 7th of these Articles of Incorporation.

             8th (a) Effective December 23, 1983, section 910 of the Pennsylvania Business Corporation Law of 1933 (added by Pennsylvania Act No. 1983-92 enacted on December 23, 1983) or any corresponding provision of succeeding law shall not be applicable to this corporation.

             (b) Paragraph (a) of this Article 8th shall cease to be operative as part of the Articles of Incorporation of the corporation upon the adoption of the Board of Directors of this corporation of a resolution to that effect.

             (c) Article VIII of the By-laws of the corporation, adopted February 7, l984, is hereby rescinded.

             9th Duties and Liabilities of Directors and Officers.

             Section 1. Directors and officers as fiduciaries. A director or officer of the corporation shall stand in a fiduciary relation to the corporation and shall perform his or her duties as a director or officer, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director or officer shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (a) one or more officers or employees of the corporation whom the director or officer reasonably believes to be reliable and competent with respect to the matters presented, (b) counsel, public accountants or other persons as to matters that the director or officer reasonably believes to be within the professional or expert competence of such person, or (c) a committee of the Board of Directors upon which the director or officer does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence. A director or officer shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or officer of the corporation or any failure to take any action shall be presumed to be in the best interests of the corporation.

             Section 2. Personal liability of directors. A director of the corporation shall not be personally liable for monetary damages as such (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under these Articles of Incorporation, the By-laws of the corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

             Section 3. Personal liability of officers. An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under these Articles of Incorporation, the By-laws of the corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

             Section 4. Interpretation of Article. The provisions of Section 2 and 3 of this Article 9th shall not apply to the responsibility or liability of a director or officer, as such, pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law. The provisions of this Article 9th have been adopted pursuant to the authority of sections 204A(10) and 801 of the Pennsylvania Business Corporation Law of 1933, and shall be deemed to be a contract with each director or officer of the corporation who serves as such at any time while this Article 9th is in effect, and such provisions are cumulative of and shall be in addition to and independent of any and all other limitations on the liabilities of directors or officers of the corporation, as such, or rights of indemnification by the corporation to which a director or officer of the corporation may be entitled, whether such limitations or rights arise under or are created by any statute, rule of law, By-law, agreement, vote of shareholders or disinterested directors or otherwise. Each person who serves as a director or officer of the corporation while this Article 9th is in effect shall be deemed to be doing so in reliance on the provision of this Article 9th. No amendment to or repeal of this Article 9th nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article 9th, shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, repeal or adoption of an inconsistent provision. In any action, suit or proceeding involving the application of the provisions of this Article 9th the party or parties challenging the right of a director or officer to the benefits of this Article 9th shall have the burden of proof.